SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

EBR Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EBR VOTE

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Online

Go to **www.investorvote.com/EBR** or scan the QR code – login details are located in the shaded bar below.

The 2025 Annual Meeting of Stockholders of EBR Systems, Inc. will be held on Thursday, 22 May 2025 at 9:00am Australian Eastern Standard Time (Wednesday, 21 May 2025 at 4:00pm, U.S. Pacific Daylight Time) virtually via the internet at meetnow.global/MNZNKWP

Stockholder Meeting Notice 1234 5678 9012 345

Important Notice Regarding the Availability of Proxy Materials for the EBR Systems, Inc. Company Stockholder Meeting to be Held Virtually on Thursday, May 22, 2025, at 9:00 am (AEST) (Wednesday, May 21, 2025, and at 4:00 pm PDT)

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at:

www.investorvote.com/EBR

Easy Online Access – View your proxy materials and vote.

Step 1: Go to www.investorvote.com/EBR.
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 18, 2025 to facilitate timely delivery.

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Here's how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.? Internet ? Go to www.investorvote.com/EBR.? Phone ? Call us free of charge at 1-866-641-4276.? Email ? Send an email to investorvote@computershare.com with "Proxy Materials EBR Systems, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 18, 2025.EBR Systems, Inc. (Company) (ASX:EBR) Annual Meeting of Stockholders will be held on Thursday, 22 May 2025 at 9:00am Australian Eastern Standard Time (Wednesday, 21 May 2025 at 4:00pm, U.S. Pacific Daylight Time) virtually via the internet at meetnow.global/MNZNKWP Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-11 (inclusive): 1. To elect two Class I directors to serve for a term expiring at the 2028 annual meeting of stockholders. 1(a) - Re-election of Mr. Allan Will 1(b) - Re-election of Mr. Trevor Moody 2. To ratify the issuance of 45,568,852 CHESS Depositary Interests ("CDIs") (equivalent to 45,568,852 shares of common stock) at an issue price of A$0.82 per CDI, on terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of Australian Securities Exchange ("ASX") Listing Rule 7.4. 3. To approve the (i) issue of securities under the Company's 2021 Equity Incentive Plan ("2021 Stock Plan") for the purposes of Exception 13 of ASX Listing Rule 7.2; and (ii) amendments to the Plan, the terms of which are summarized in this Proxy Statement. 4. To approve the grant of options to acquire shares of common stock ("Share") of the Company equal in value to US$1,225,000 (at the time of the grant) under the 2021 Stock Plan to Mr. McCutcheon on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14. 5. To approve the grant of options to acquire Shares of the Company equal in value to US$137,500 (at the time of the grant) under the 2021 Stock Plan to Mr. Will on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14. 6. To approve the grant of options to acquire Shares equal in value to US$112,500 (at the time of the grant) under the 2021 Stock Plan to Ms. Drexler on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14. 7. To approve the grant of options to acquire Shares equal in value to US$112,500 (at the time of the grant) under the 2021 Stock Plan to Mr. Moody on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14. 8. To approve the grant of options to acquire Shares equal in value to US$112,500 (at the time of the grant) under the 2021 Stock Plan to Dr. Steinhaus on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14. 9. To approve the grant of options to acquire Shares equal in value to US$112,500 (at the time of the grant) outside of the 2021 Stock Plan to the Nominated Holding of Dr. Evans on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.11. 10. To approve the grant of options to acquire Shares equal in value to US$112,500 (at the time of the grant) outside of the 2021 Stock Plan to the Nominated Entity of Dr. Nave on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.11. 11. To approve an amendment to the Certificate of Incorporation to reflect Delaware law provisions regarding exculpation of officers.PLEASE NOTE ? YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Stockholder Meeting Notice